Exhibit 1.1

AGENCY AGREEMENT

December —, 2014

CohBar, Inc.

2265 East Foothill Blvd.

Pasadena, CA 91107

USA

Attention:    Jon Stern, Chief Executive Officer

Dear Sirs:

Haywood Securities Inc. (the “Agent”) understands that CohBar, Inc. (the “Corporation”) proposes to offer for sale, pursuant to the Final Canadian Prospectus (as defined below), 11,250,000 units of the Corporation (the “Offered Units”), at a purchase price of $1.00 per Offered Unit (the “Offering Price”) to raise minimum gross proceeds of $11,250,000 (the “Offering”). Each Offered Unit is comprised of one share of common stock of the Corporation (each a “Unit Share” and collectively the “Unit Shares”) and one-half of one common stock purchase warrant (each whole common stock purchase warrant, a “Warrant” and collectively, the “Warrants”). Each Warrant will entitle the holder to purchase one additional share of common stock of the Corporation (the “Warrant Shares”) at a price of $2.00 at any time for a period of 24 months from the Closing Date (as defined below), provided, however, that if the volume weighted-average trading price of the Common Shares (as defined below) on the TSX-V (as defined below) exceeds $3.00 per share for 20 consecutive trading days after the date on which the Common Shares are first traded on the TSX-V, the Corporation shall have the right and option, exercisable at its sole discretion, to accelerate the expiration time of the Warrants by providing written notice to each registered holder of Warrants within five (5) Business Days and issuing a press release to the effect that the Warrants will expire at 5:00 p.m. (Toronto time) on the date specified in such notice and press release, provided further that such date shall not be less than 30 days following the date of such notice and press release.

The Agent proposes to offer the Offered Units in the Qualifying Jurisdictions, as agent of the Corporation, on a “commercially reasonable efforts, minimum offering” basis in the manner contemplated by this Agreement. The Agent understands: (i) that the Corporation has prepared and filed a Preliminary Canadian Prospectus (as defined below) to qualify the distribution of the Offered Units in each of the Qualifying Jurisdictions (as defined below) and has received the Preliminary Receipt (as defined below) therefor; and (ii) that the Corporation has prepared and will file the Final Canadian Prospectus (as defined below) with the Securities Commissions (as defined below) in each of the Qualifying Jurisdictions to qualify the distribution of the Offered Units and the Compensation Options (as defined below) promptly after the execution of this Agreement.

The Agent further understands that the Corporation: (i) has prepared and filed in conformity with the requirements of the U.S. Securities Act, and published rules and regulations thereunder adopted by the SEC, a Registration Statement on Form S-1 (File No. 333-200033) for the Offered Units, including any amendments and supplements thereto as may have been required to the date of this Agreement; (ii) the Preliminary U.S. Prospectus; and (iii) that the Corporation has prepared and will file the Final U.S. Prospectus with the SEC. However, notwithstanding anything to the contrary contained herein, the Offered Units may not be offered and sold in the United States (as defined below) or to, or for the account or benefit of, any U.S. Person (as defined below) or any other person in the United States.

In addition, the Agent acknowledges: (i) pursuant to a private placement of Series B preferred stock of the Corporation, certain investors executed a put agreement giving the Corporation the right and option, exercisable in its sole discretion, to require each investor in the Series B preferred stock to purchase securities of the same type as those sold in the Offering (the “Put Agreements”); (ii) that the Corporation has exercised its right to require the counterparties to the Put Agreements to purchase an aggregate of 2,700,000 units at a price of $1.00 per unit (the “Concurrent Offering”); (iii) the Concurrent Offering will be completed separately but contemporaneously with the Offering; and (iv) the units issued pursuant to the Concurrent Offering will be on the same terms as the Offered Units, except that they will not be registered under the U.S. Securities Act nor qualified for distribution pursuant to the Final Canadian Prospectus.

The Agent shall be entitled (but not obligated), in connection with the offering and sale of the Offered Units, to retain as sub-agents other registered securities dealers and may receive subscriptions for Offered Units from subscribers from other registered dealers, at no additional cost to the Corporation. The fee payable to any such Selling Firms (as defined below) shall be for the account of the Agent.

The following are the terms and conditions of the agreement between the Corporation and the Agent:

Section 1    Definitions and Interpretation

(a)	In this Agreement:

“affiliate”, “associate”, “distribution”, “material change”, “material fact”, “misrepresentation” and “person” have the respective meanings given to them in the Securities Act (British Columbia);

“Agent” has the meaning given to that term in the first paragraph of this Agreement;

“Agent Shares” means the shares of common stock of the Corporation issuable upon exercise of the Compensation Options;

“Agent Warrants” means the whole common stock purchase warrants of the Corporation issuable upon exercise of the Compensation Option;

“Agent Warrant Shares” means the Common Shares issuable upon exercise of the Agent Warrants;

“Agency Fee” has the meaning given to that term in the Section 4(a) of this Agreement;

“Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made by the Agent by this letter;

“Alternative Transaction” means the issuance of securities of the Corporation or a business transaction, either of which involve a change in control of the Corporation, including a merger, amalgamation, arrangement, take-over bid supported by the board of directors of the Corporation, insider bid, reorganization, joint venture, sale of all or substantially all assets, exchange of assets or any similar transaction, excluding an issuance of securities pursuant to the exercise of securities of the Corporation outstanding as of August 26, 2014 or in connection with a bona fide acquisition by the Corporation (other than a direct or indirect acquisition, whether by way of one or more transactions, of an entity of which all or substantially all of the assets are cash, marketable securities or financial in nature or an acquisition that is structured primarily to defeat the intent of the foregoing);

“BCSC” means the British Columbia Securities Commission, the principal regulator of the Corporation pursuant to NP 11-202;

“Business Day” means any day, other than a Saturday or Sunday, on which the chartered banks in the province of British Columbia and the State of California are open for commercial banking business during normal banking hours;

“Canadian Prospectus” means, collectively the Preliminary Canadian Prospectus and the Final Canadian Prospectus;

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published policy statements, blanket orders, instruments and notices of the Securities Commissions and all discretionary orders or rulings, if any, of the Securities Commissions made in connection with the transactions contemplated by this Agreement;

“CDS” means CDS Clearing and Depository Services Inc.;

“Closing” means, the completion of the issue and sale by the Corporation of the Offered Units pursuant to this Agreement;

“Closing Date” means —, 2015 or such other date as the Corporation and the Agent may agree, but in any event no later than —, 2015;

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date;

“Compensation Options” has the meaning given to it in Section 4(b) of this Agreement;

“Common Shares” means the shares of common stock of the Corporation, $.001 par value per share;

“Concurrent Offering” has the meaning given to that term in the fourth paragraph of this Agreement;

“Contract” means any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Corporation is a party or by which it is bound;

“Corporation” has the meaning given to that term in the first paragraph of this Agreement;

“Corporation IP” means the Intellectual Property that is necessary and material to the business of the Corporation as presently conducted or as proposed to be conducted (as described in the Final Canadian Prospectus) and that has been developed by or for or is being developed by or for, the Corporation, other than Licensed IP;

“DGCL” has the meaning ascribed thereto in Section 10(i)(xi);

“Effective Date” and “Effective Time” mean, respectively, the date and the time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, are declared effective by the SEC;

“Engagement Letter” means the engagement letter dated as of August 26, 2014 signed by Haywood and accepted by the Corporation;

“Environmental Laws” means all federal, state, municipal and local laws, statutes, ordinances, bylaws, regulations, orders, directives and decisions rendered by any ministry relating to the protection of human health and safety, the environment or pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances;

“FAR” means the Federal Acquisition Regulations;

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder;

“Final Canadian Prospectus” means the (final) long form prospectus of the Corporation, including any Marketing Materials to be included or incorporated by reference therein, to be approved, signed and certified in accordance with the Canadian Securities Laws to qualify the distribution of the Offered Units and the Compensation Options;

“Final Receipt” means a receipt for the Final Canadian Prospectus issued in accordance with the Passport System;

“Final U.S. Prospectus” means the (final) prospectus relating to the Offering to be filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act;

“Financial Statements” means the financial statements of the Corporation included in the Offering Documents, including the notes to such statements and the related auditors’ report on such statements, prepared in accordance with Canadian generally accepted accounting principles as in force at the applicable time;

“FINRA” means the Financial Industry Regulatory Authority;

“Governmental Authority” means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

“Indemnified Party” has the meaning given to that term in Section 15 of this Agreement;

“Intellectual Property” means all trade or brand names, business names, trademarks, service marks, copyrights, patents, patent rights, licenses, industrial designs, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), computer software, inventions, designs and other industrial or intellectual property of any nature whatsoever;

“Investor Rights Agreement” means the investor rights agreement dated April 11, 2014 by and among the Corporation and a number of its investors (omitted to protect personal information) and its founders, Pinchas Cohen, Nir Barzilai, John Amatruda, David Sinclair and Laura Cobb;

“Laws” means Canadian Securities Laws, U.S. Securities Laws and all other statutes, regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, order, decision, ruling, award, policy or guideline, of any Governmental Authority, and the term “applicable” with respect to such Laws and in the context that refers to one or more persons, means that such Laws apply to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority, having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

“Leased Premises” means all premises which are material to the Corporation and which the Corporation occupies as a tenant;

“Licensed IP” means the Intellectual Property that is necessary and material to the business of the Corporation as presently conducted or as proposed to be conducted (as described in the Offering Documents) and that is owned by any person other than the Corporation and licensed by the Corporation;

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

“Lock-Up Agreements” means the agreements in substantially the form set out in Schedule A to this Agreement entered into by each of the Locked-Up Shareholders;

“Locked-Up Shareholders” means each of the directors, officers and senior management of the Corporation, and any beneficial shareholder of the Corporation who held more than 5% of the Common Shares outstanding as of November 7, 2014, calculated on an as converted to Common Shares basis;

“Marketing Materials” has the meaning given to it in NI 41-101;

“Material Adverse Effect” or “Material Adverse Change” means any change, event, violation, inaccuracy, circumstance, development or effect that is materially adverse to the business, assets (including intangible assets), capitalization, liabilities (contingent or otherwise), condition (financial or otherwise), prospects or results of operations of the Corporation, whether or not arising in the ordinary course of business;

“Material Contracts” means each of the agreements referred to in the Final Canadian Prospectus under the heading “Material Contracts” which have been executed on or before such date as the context may require;

“MI 11-102” means Multilateral Instrument 11-102 – Passport System of the Canadian Securities Administrators;

“Money Laundering Laws” means all money laundering statutes of all jurisdictions to which the Corporation is subject;

“NI 41-101” means National Instrument 41-101 – General Prospectus Requirements;

“NP 11-202” means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;

“OFAC” has the meaning given to that term in Section 10(vv);

“Offered Units” has the meaning given to it in the first paragraph of this Agreement;

“Offering” has the meaning given to it in the first paragraph of this Agreement;

“Offering Documents” means, collectively, the Preliminary Canadian Prospectus, the Final Canadian Prospectus, the Preliminary U.S. Prospectus, the Final U.S. Prospectus, and any Supplementary Material;

“Off-Balance Sheet Transactions” any structural finance, special purpose or limited purposes entity or other transaction described in the SEC’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61);

“Passport System” means the system and procedures for prospectus filing and review under Multilateral Instrument 11-102 – Passport System adopted by the Canadian Securities Commissions (other than the Ontario Securities Commission);

“Permits” means all licences, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise);

“Preferred Stock Conversion” means the automatic conversion all of the Corporation’s outstanding Series B preferred stock into an aggregate of 5,400,000 Common Shares;

“Preliminary Canadian Prospectus” means, collectively, (i) the preliminary long form prospectus of the Corporation dated November 7, 2014 and (ii) the amended and restated preliminary prospectus of the Corporation dated November 28, 2014, each approved, signed and certified in accordance with the Canadian Securities Laws, relating to the qualification for distribution of the Offered Units and the Compensation Options under applicable Canadian Securities Laws;

“Preliminary Offering Documents” means the Preliminary Canadian Prospectus and the Preliminary U.S. Prospectus;

“Preliminary Receipt” means the receipts dated November 10, 2014 and December 1, 2014 for the Preliminary Canadian Prospectus issued in accordance with the Passport System;

“Preliminary U.S. Prospectus” means each prospectus of the Corporation included in the Registration Statement, before it became effective under the U.S. Securities Act that describes the Offering;

“President’s List” means the list of Purchasers provided in writing to the Agent prior to the Closing Date;

“Put Agreement” has the meaning given to it in the fourth paragraph of this Agreement;

“Qualifying Jurisdictions” means each of the provinces of Canada other than Quebec;

“Registration Statement” means such registration statement, as amended at the Effective Time, including all information contained in the Final U.S. Prospectus filed with the SEC pursuant to Rule 424(b) of the SEC Rules and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the SEC Rules.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002;

“SEC” means the United States Securities and Exchange Commission;

“Securities” means the Offered Units, the Unit Shares, the Warrants, the Warrant Shares, the Compensation Options, the Agent Shares, the Agent Warrants and the Agent Warrant Shares;

“Securities Commissions” means collectively, the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions;

“Selling Firm” has the meaning given to it in the Section 6(a) of this Agreement;

“subsidiary” means a subsidiary for purposes of the Securities Act (British Columbia);

“Supplementary Material” means, collectively, (i) any amendment to the Preliminary Canadian Prospectus or the Final Canadian Prospectus, or any amended or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Corporation under the Canadian Securities Laws relating to the qualification for distribution of the Offered Units under applicable Canadian Securities Laws, and (ii) any amendment to the Preliminary U.S. Prospectus or the Final U.S. Prospectus or any amended or supplemental placement memorandum or ancillary materials that may be circulated to prospective purchasers;

“Taxes” mean all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto;

“Transaction Documents” means this Agreement, the Warrant Indenture and the certificates representing the Compensation Options;

“Transfer Agent” means CST Trust Company;

“TSX-V” means the TSX Venture Exchange;

“Unit Shares” has the meaning given to that term in the first paragraph of this Agreement;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended and the rules and regulations made thereunder;

“U.S. Person” has the meaning ascribed thereto in Rule 902(k) of Regulation S promulgated under the U.S. Securities Act;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Securities Laws” means all applicable securities legislation in the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Act, the rules of the SEC and any applicable state securities laws;

“Warrant” has the meaning ascribed thereto in the first paragraph of this Agreement;

“Warrant Indenture” means the Warrant Indenture to be dated as of the Closing Date between the Corporation and CST Trust Company, as warrant agent, establishing the terms of the Warrants and the Agent Warrants; and

“Warrant Shares” has the meaning given to it in the first paragraph of this Agreement.

(b)	All capitalized terms used but not otherwise defined herein have the meanings given to them in the Final Canadian Prospectus.

(c)	The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or the interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

(d)	Unless otherwise expressly provided in this Agreement, (i) words importing only the singular number include the plural and vice versa and words importing gender include all genders; (ii) all references to dollars or “$” are to United States dollars; and (iii) any reference in this Agreement to a section, subsection, paragraph or subparagraph refer to a section, subsection, paragraph or subparagraph of this Agreement.

Section 2    Compliance with Securities Laws

(a)	As of the date of this Agreement, (i) the Corporation has prepared and filed the Preliminary Canadian Prospectus and other required documents, including, without limitation, any Marketing Materials prepared in connection with the Offering, with the Securities Commissions under the Canadian Securities Laws pursuant to the Passport System and NP 11-202 and designated the Province of British Columbia as the designated and principal jurisdiction thereunder and has obtained a Preliminary Receipt from the BCSC, as principal regulator under the Passport System and NP 11-202, evidencing that a receipt has been issued with respect to the Preliminary Canadian Prospectus from each of the Securities Commissions, and (ii) the Corporation has addressed the comments made by such Securities Commissions in respect of the Preliminary Canadian Prospectus and has been cleared by all of the Securities Commissions to file the Final Canadian Prospectus.

(b)

The Corporation will, promptly following the execution of this Agreement and by no later than 5:00 p.m. (Vancouver time) on the first business day immediately following the execution of this Agreement, prepare and file the Final Canadian Prospectus, in form and substance satisfactory to the Agent, with the Securities Commissions under the Canadian Securities Laws, together with the required supporting documents, and will use its commercially reasonable best efforts to obtain the Final Receipt from the BCSC, as principal regulator, evidencing that a receipt has been issued with respect to the Final Canadian Prospectus from each of the Securities Commissions or otherwise fulfill all legal requirements to enable the Offered Units to be offered and sold to the public in each province of Canada other than Quebec through the Agent or its registered affiliates. In addition, the Corporation will use its commercially reasonable best efforts to take all other steps and proceedings that may be necessary in order to qualify the Offered Units for distribution in each of the Qualifying Jurisdictions by the Agent or its registered affiliates and any other persons who are registered in a category permitting them to distribute the Offered Units under the Canadian Securities Laws and who comply with the Canadian Securities Laws.

(c)	The Final U.S. Prospectus: (a) will be prepared by the Corporation in conformity with the requirements of the U.S. Securities Act; (b) will be filed with the SEC under the U.S. Securities Act; and (c) will be amended as necessary in response to any comments received from the SEC, and the Corporation will use commercially reasonable efforts to have the Registration Statement on Form S-1 declared effective by the SEC expeditiously under the U.S. Securities Act.

(d)	During the distribution of the Offered Units:

(i)	the Corporation shall prepare, in consultation with the Agent, and approve in writing, prior to such time any Marketing Materials are provided to potential investors in Offered Units, a template version of any Marketing Materials reasonably requested to be provided by the Agent to any such potential investor, such Marketing Materials to comply with Canadian Securities Laws and to be acceptable in form and substance to the Agent, acting reasonably;

(ii)	the Agent shall, as contemplated by Canadian Securities Laws, approve a template version of any such Marketing Materials in writing prior to the time such Marketing Materials are provided to potential investors in Offered Units;

(iii)	the Corporation shall file a template version of any Marketing Materials on SEDAR as soon as reasonably practicable after such Marketing Materials are so approved in writing by the Corporation and the Agent and, in any event, on or before the day the Marketing Materials are first provided to any potential investor in Offered Units, and any comparables (as defined in NI 41-101) shall be removed from the template version in accordance with NI 44-101 prior to filing such on SEDAR (provided that if any such comparables are removed, the Corporation shall deliver a complete template version of any such Marketing Materials to the Securities Commissions), and the Corporation shall provide a copy of such filed template version to the Agent as soon as practicable following such filing; and

(iv)	following the approvals and filings set forth in Sections 2(d)(i) to 2(d)(iii) above, the Agent may provide a limited-use version of such Marketing Materials to potential investors in Offered Units in accordance with Canadian Securities Laws.

(e)	The Corporation and the Agent, covenant and agree during the distribution of the Offered Units:

(i)	not to provide any potential investor of Offered Units with any Marketing Materials unless a template version of such materials has been filed by the Corporation with the Securities Commissions on or before the day such Marketing Materials are first provided to any potential investor of Offered Units; and

(ii)	not to provide any potential investor with any materials or information in relation to the distribution of the Offered Units or the Corporation, other than: (A) such Marketing

Materials that have been approved and filed in accordance with Section 2(b); (B) the Final Canadian Prospectus; and (C) any standard term sheet (as such term is defined in NI 41-101) approved in writing by the Corporation and the Agent.

(f)	The Corporation and the Agent covenant and agree that each Purchaser will purchase the Offered Units and the Corporation will issue and sell the Offered Units in the Qualifying Jurisdictions, pursuant to the Final Canadian Prospectus, and in jurisdictions other than the United States as permitted under this Agreement. The Offered Units will be registered with the SEC pursuant to the Registration Statement, but no offers or sales of Offered Units shall be made by the Corporation or the Agent in the United States or to, or for the account or benefit of, any U.S. Persons or any other person in the United States. The Agent will notify the Corporation with respect to the identities of Purchasers in sufficient time to allow the Corporation to comply with all applicable regulatory requirements and all requirements under the Securities Laws to be complied with by the Corporation as a result of the Offering.

Section 3    Appointment of the Agent

Subject to the terms and conditions of this Agreement, the Corporation hereby appoints the Agent, and the Agent agrees to act as the exclusive agent of the Corporation, to offer the Offered Units for sale to the public in the Qualifying Jurisdictions on a “commercially reasonable efforts, minimum offering” basis to arrange for the sale of Offered Units to purchasers on behalf of the Corporation. The Securities will be registered with the SEC but will not be offered or sold in the United States or to, or for the account or benefit of, any U.S. Person or any other person in the United States. The Offered Units will be offered and sold (i) pursuant to the Final Canadian Prospectus in the Qualifying Jurisdictions, (ii) in such other jurisdictions (other than the United States or to, or for the account or benefit of, any U.S. Person) where they may be lawfully offered and sold and in accordance with such local laws as may be agreed to in writing by the Corporation and the Agent. The Corporation shall issue and sell the Offered Units at the Closing Time, in accordance with and subject to the provisions of this Agreement and the Final Canadian Prospectus. It is understood and agreed by the parties that the Agent shall act as agent only and at no time shall the Agent have any obligation whatsoever to purchase Offered Units as principal.

Section 4    Agent’s Fee, Work Fee and Alternative Transaction

(a)	In consideration for the Agent’s services provided hereunder including but not limited to acting as the Corporation’s agent in arranging for the sale of the Offered Units, assisting it in the preparation of the Offering Documents and performing administrative work in connection with the sales of the Offered Units, the Corporation will pay a cash fee (the “Agency Fee”), by wire transfer, certified cheque, bank draft, deduction from the gross proceeds paid by the Agent to the Corporation or other mutually acceptable method at the Closing Time to the Agent, an amount equal to 7% of the total gross proceeds for Offered Units sold pursuant to the Offering to purchasers other than those on the President’s List, for whom the Agency Fee shall be reduced to 4%.

(b)	As further consideration for their services hereunder, the Corporation will issue to the Agent, on the Closing Date such number of non-transferable compensation options (the “Compensation Options”) as is equal to 7% of the number of Offered Units sold pursuant to the Offering by purchasers other than those on the President’s List in which case the Agency Fee shall be reduced to 4%. Each Compensation Option will be exercisable to acquire one Agent Share and one-half of one Agent Warrant. The distribution of the Compensation Options to the Agent will be qualified under the Final Canadian Prospectus.

(c)	The Compensation Options will be exercisable for a period 18 months following the Closing Date at a price equal to the Offering Price. The other terms governing the Compensation Options will be set out in the certificates representing the Compensation Options, the form of which will be subject to the approval of the Corporation and the Agent, acting reasonably, and will include provisions for the appropriate adjustment in the class, number and price of the securities issuable upon exercise of the Compensation Options upon the occurrence of certain events, including upon any subdivision, consolidation or reclassification of Offered Units, payment of stock dividends or amalgamation of the Corporation.

(d)	The Corporation has also paid to the Agent pursuant to the Engagement Letter, and the Agent acknowledges receipt of, a work fee in the aggregate of $30,000 plus HST (the “Work Fee”).

(e)	If during the six (6) month period commencing on August 26, 2014, the Corporation or its shareholders agree to, announce, or enter into, a binding, definitive agreement with respect to an Alternative Transaction, and withdraws from the Offering, the Corporation shall pay to the Agent promptly upon closing of the Alternative Transaction, the following fees:

(i)	for an Alternative Transaction at a value equal to, or less than the Offering, the maximum amount of fees otherwise payable under this Agreement calculated on the basis of the maximum offering of Offered Units proposed hereunder; or

(ii)	for an Alternative Transaction at a value greater than the Offering, a fee equal to 50% of the Agency Fee.

The Corporation shall not be obligated to make any such payments unless at the time of the announcement of or entrance into the Alternative Transaction the Agent’s book order for the Offering includes commitments aggregating to at least $11,250,000 at the Offering Price.

Section 5    Due Diligence

Up until the Closing Time, the Corporation shall allow the Agent to participate fully in the preparation of such documents and shall allow the Agent to conduct all due diligence which the Agent may reasonably require in order to fulfill its obligations as agent and in order to enable the Agent responsibly to execute any certificate related to such documents required to be executed by it under applicable Canadian Securities Laws.

Section 6    Distribution and Certain Obligations of the Agent

(a)	The Agent shall, and shall require any investment dealer or broker with which the Agent has a contractual relationship in respect of the distribution of the Offered Units (each, a “Selling Firm”) to agree to, comply with applicable securities laws in connection with the distribution hereof and shall offer the Offered Units for sale to the public directly and through Selling Firms upon the terms and conditions set out in the Final Canadian Prospectus and this Agreement. The Agent shall, and shall require any Selling Firm to, offer for sale to the public and sell the Offered Units only in the Qualifying Jurisdictions and in such other jurisdictions as may be agreed to in writing by the Corporation where they may be lawfully offered for sale or sold. The Agent shall: (i) use commercially reasonable efforts to complete and cause each Selling Firm to complete the distribution of the Offered Units as soon as reasonably practicable; and (ii) promptly notify the Corporation when, in its opinion, the Agent and the Selling Firms have ceased distribution of the Offered Units and provide a breakdown of the number of Offered Units distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Securities Commissions.

(b)	The Agent shall, and shall require any Selling Firm to agree to, distribute the Offered Units only through appropriately registered investment dealers or brokers and in a manner which complies with and observes all applicable Laws in each jurisdiction into and from which they may offer to sell the Offered Units or distribute the Final Canadian Prospectus, any Marketing Materials or any Supplementary Material in connection with the distribution of the Offered Units and will not, directly or indirectly, offer, sell or deliver any Offered Units or deliver the Final Canadian Prospectus, any Marketing Materials or any Supplementary Material to any person in any jurisdiction other than in the Qualifying Jurisdictions except in such other jurisdictions as may be agreed in writing by the Corporation and in a manner which will not require the Corporation to comply with the registration, prospectus, filing, continuous disclosure or other similar requirements under the applicable Laws of such other jurisdictions or pay any unreasonable filing fees which relate to such other jurisdictions. Subject to the foregoing, the Agent and any Selling Firm shall not be entitled to offer and sell the Offered Units in the United States or to, or for the account or benefit of, any U.S. Person or any other person in the United States.

(c)	The Agent shall, and shall require any Selling Firm to agree to, in connection with the Offering, provide any purchaser of Offered Units with a copy of the Preliminary Canadian Prospectus, the Final Canadian Prospectus and any Supplementary Material.

(d)	For the purposes of this Section 6, the Agent shall be entitled to assume that the Offered Units are qualified for distribution in any Qualifying Jurisdiction where a receipt or similar document for the Final Canadian Prospectus shall have been obtained from the applicable Securities Commission (including a receipt for the Final Canadian Prospectus issued under the Passport System and NP 11-202) following the filing of the Final Canadian Prospectus unless otherwise notified in writing.

(e)	Notwithstanding the foregoing provisions of this Section 6, the Agent will only be liable for a default under this Section 6 for a Selling Firm appointed by the Agent.

Section 7    United States Offering Restrictions

The Agent and the Corporation shall not be permitted to make any offer or sale of the Offered Units in the United States or to, or for the account or benefit of, any U.S. Person or any other person in the United States.

Section 8    Conditions of the Offering

The Agent’s offer to arrange for the purchase of the Offered Units on a “commercially reasonable efforts, minimum offering” basis, is subject to the representations and warranties of the Corporation contained in this Agreement being true and correct in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) as of the date of this Agreement and as of the Closing Time, the performance by the Corporation of its obligations under this Agreement and each of the following conditions:

(a)	the Final Canadian Prospectus having been filed with the Securities Commissions and a Final Receipt having been obtained by the Corporation from the BCSC, as principal regulator, evidencing that a receipt has been issued with respect to the Final Canadian Prospectus from each of the Securities Commissions and the receipt of any necessary consents or approvals of the SEC with respect to the Registration Statement and Final U.S. Prospectus;

(b)	no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Offering Document or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the U.S. Securities Act shall have been initiated or threatened by the SEC, and all requests for additional information on the part of the SEC (to be included or incorporated by reference in the Registration Statement or the Offering Documents or otherwise) shall have been complied with to the reasonable satisfaction of the Agent; the Rule 462(b) Registration Statement, if any, and the Offering Documents, as applicable, shall have been filed with the SEC within the applicable time period prescribed for such filing by, and in compliance with, the U.S. Securities Act, and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the SEC;

(c)	the Agent shall not have discovered and disclosed to the Corporation on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or the Offering Documents or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading;

(d)	receipt of evidence by the Agent, in a form acceptable to the Agent, acting reasonably, that all actions required to be taken by or on behalf of the Corporation, including the passing of all requisite resolutions of the directors and shareholders of the Corporation, having been taken so as to approve the Final Canadian Prospectus and the distribution of the Offered Units in the Qualifying Jurisdictions without restriction;

(e)	the Corporation delivering to the Agent, at the Closing Time, a certificate dated the Closing Date addressed to the Agent and signed by the chief executive officer or chief financial officer of the Corporation, in a form satisfactory to the Agent, acting reasonably, certifying for and on behalf of the Corporation and without personal liability, after having made due enquiries and after having carefully examined the Offering Documents, that:

(i)	the Corporation has complied in all respects with all the covenants and satisfied in all respects all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time;

(ii)	the representations and warranties of the Corporation contained in this Agreement and any certificate of the Corporation delivered hereunder are true and correct in all material respects (or, in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification, in all respects) as at the Closing Time, with the same force and effect as if made on and as at the Closing Time, after giving effect to the transactions contemplated by this Agreement;

(iii)

receipts have been issued by the Securities Commissions in the Qualifying Jurisdictions for the Final Canadian Prospectus and no order, ruling or determination having the effect of ceasing the trading or suspending the sale of the Offered Units or any other securities of the Corporation has been issued by any Governmental Authority and is continuing in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any Canadian Securities Laws or U.S. Securities Laws or by any Governmental Authority;

(iv)	since the respective dates as of which information is given in the Final Canadian Prospectus: (a) there has been no material change effecting the Corporation on a consolidated basis; and (b) no transaction has been entered into by the Corporation other than in the ordinary course of business, which is material to the Corporation on a consolidated basis, other than as required to be disclosed in the Offering Documents;

(v)	there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact) contained in the Registration Statement, Final Canadian Prospectus and Final U.S. Prospectus, as amended by any Supplementary Material, which material fact or change is of such a nature as to render any statement in the Offering Documents misleading or untrue in any material respect or which would result in a misrepresentation in the Offering Documents; and

(vi)	(A) such officers have carefully examined the Registration Statement and the Offering Documents and, in their opinion, the Registration Statement and each amendment thereto, as of the date of this Agreement and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Offering Documents and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (B) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Offering Documents, (C) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Corporation in this Agreement are true and correct and the Corporation has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (D) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Registration Statement and the Offering Documents, any material adverse change in the financial position or results of operations of the Corporation, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Corporation, except as set forth in the Registration Statement and the Offering Documents;

(f)

since the date of the latest audited Financial Statements included in the Registration Statement and the Offering Documents or incorporated by reference therein as of the date hereof, (A) the Corporation shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Offering Documents, and (B) there shall not have been any change in the capital stock or long-term debt of the Corporation, or any change, or any development involving a prospective change, in or affecting the business, management, financial position, stockholders’ equity or results of operations of the Corporation, otherwise than as set forth in the Registration Statement and the Offering Documents, the effect of which, in any such case described in clause (A) or (B) of this paragraph (g) is, in the judgment of the Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Offered Units;

(g)	the Agent receiving, at the Closing Time, a legal opinion dated the Closing Date, to be addressed to the Agent, in form and substance satisfactory to counsel to the Agent, of McCullough O’Connor Irwin LLP, Canadian counsel to the Corporation (who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel or to arrange for separate opinions of local counsel, in either case acceptable to the Agent and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers or public and exchange officials), with respect to the following matters:

(i)	that the Corporation is a reporting issuer under the securities legislation of each of the Qualifying Jurisdictions that recognizes the concept of a reporting issuer and is not on the list of defaulting reporting issuers maintained by the Securities Commissions in each of the Qualifying Jurisdictions which maintain such a list;

(ii)	that all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each of the Qualifying Jurisdictions have been obtained by the Corporation to qualify the distribution to the public of the Offered Units in each of the Qualifying Jurisdictions through investment dealers duly registered in the appropriate category under applicable Canadian Securities Laws and who have complied with the relevant provisions of applicable Canadian Securities Laws and the terms of such registration and to qualify the distribution of the Compensation Options to the Agent in the Qualifying Provinces;

(iii)	that the TSX-V has conditionally accepted the listing of the Common Shares, subject to the satisfaction of the conditions set forth in the conditional approval letter of the TSX-V;

(iv)	the first trade in, or resale of, Unit Shares, Warrants and Warrant Shares comprising the Offered Units, the Agent Shares, Agent Warrants and Agent Warrant Shares is exempt from, or is not subject to, the prospectus requirements of Canadian Securities Laws and no documents are required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained under Canadian Securities Laws to permit such trade made through persons who are registered under the applicable Securities Laws who have complied with the requirements thereof, provided that, (A) the trade is not a “control distribution” (as defined in National Instrument 45-102 – Resale of Securities); and (B) the Corporation is a “reporting issuer” at the time of the trade; and

(v)	each of the Transaction Documents constitutes a legal, valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with the terms thereof, subject to customary limitations on enforceability;

(h)	the Agent receiving, at the Closing Time, a legal opinion dated the Closing Date, to be addressed to the Agent, in form and substance satisfactory to counsel to the Agent, of Garvey Schubert Barer, U.S. counsel for the Corporation who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel acceptable to the Agent and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of officers, public and exchange officials or of the auditors or transfer agent of the Corporation), with respect to the following matters:

(i)	that the Corporation (a) is a corporation incorporated and validly existing under the laws of the State of Delaware, (b) has all requisite corporate power and capacity to carry on its business as currently conducted (as described in the Registration Statement and the Final U.S. Prospectus), and to own, lease and operate its property and assets and execute, deliver and perform its obligations hereunder and pursuant to the Offering Documents and (c) is in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in the states of California, New York and New Jersey;

(ii)	that the authorized share capital of the Corporation consists of 75,000,000 Common Shares and 5,000,000 shares of preferred stock and, based exclusively on a certificate of the Corporation’s Treasurer, specifying the number of issued and outstanding Common Shares immediately prior to the Closing Time (assuming the completion of the Concurrent Offering and the Preferred Stock Conversion);

(iii)	the Unit Shares partially comprising the Offered Units have been and, upon the exercise of the Warrants, the Compensation Options and the Agent Warrants in accordance with the provisions thereof and receipt by the Corporation of the exercise price therefor, the Warrant Shares, Agent Shares and the Agent Warrant Shares, respectively, will be validly issued as fully paid and non-assessable shares in the capital of the Corporation;

(iv)	the Warrants partially comprising the Offered Units have been duly authorized, executed and delivered by the Corporation and have been validly issued;

(v)	(a) the Compensation Options have been duly authorized, executed and delivered by the Corporation and have been validly issued, (b) the Agent Warrants partially comprising the Compensation Options have been duly authorized for issuance upon exercise of the Compensation Options, and (c) upon exercise of the Compensation Options in accordance with the terms thereof the Agent Warrants will, when duly executed and delivered by the Corporation, be validly issued;

(vi)	all necessary corporate action has been taken by the Corporation to authorize the execution of each of the Offering Documents and the filing thereof with the Securities Commissions and the SEC, as applicable;

(vii)	that all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of the Transaction Documents and the performance of the Corporation’s obligations hereunder and each of the Transaction Documents has been duly authorized, executed and delivered by the Corporation;

(viii)

the execution and delivery of the Transaction Documents by the Corporation, the performance of the Corporation’s obligations thereunder and the issuance and sale of the Offered Units and Compensation Options do not and will not (a) result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with: (1) any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of the Corporation, or any resolution of any of the directors (or committees of directors) or shareholders or (2) any applicable Laws, (b) do not constitute a default or give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Corporation pursuant to any Contract filed as an exhibit to the Registration Statement; (c) do not violate applicable U.S. federal securities laws or the provisions of the DGCL; (d) do not require any consents, approvals or authorizations to be obtained by the Corporation, or any registrations, declarations or filings to be made by the Corporation, in each case, under applicable U.S. federal securities laws or the provisions of the DGCL that have not been obtained or made; or (e) do not violate any administrative regulation or administrative or court decree known by us to be applicable to the Corporation, except, in the case of each of clauses (b) and (c) only, for those breaches and violations which would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and, in the case of clause (d) only, those which the failure to obtain or make, would not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate;

(ix)	that all necessary corporate action has been taken by the Corporation to authorize the issuance of the Offered Units and the Compensation Options;

(x)	that the attributes of the Offered Units are consistent in all material respects with the description thereof in the Offering Documents;

(xi)	that the form of definitive share certificate representing the Common Shares has been duly approved and adopted by the Corporation, complies with the Certificate of Incorporation and the Bylaws of the Corporation and meets the requirements of the General Corporation Law of the State of Delaware (“DGCL”);

(xii)	that CST Trust Company at its principal office in the City of Vancouver, British Columbia has been duly appointed as the transfer agent and registrar for the Common Shares as well as the warrant agent for the Warrants;

(xiii)	that upon completion of the Preferred Stock Conversion and the Concurrent Offering, each in accordance with their respective terms, the Common Shares issued in connection therewith will be validly issued as fully paid and non-assessable Common Shares;

(xiv)	the Registration Statement was declared effective under the U.S. Securities Act and, to our knowledge, based solely upon telephonic confirmation from the staff of the SEC on the date hereof, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or, to our knowledge, threatened by the SEC. The Final U.S. Prospectus was filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act in the manner and within the time period required by such Rule 424(b);

(xv)	to our knowledge, other than the Preferred Stock Conversion, the Concurrent Offering, and the outstanding warrants and stock options described in the Offering Documents, no stockholder of the Corporation or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Corporation arising pursuant to (i) the DGCL, (ii) the Corporation’s Certificate of Incorporation or Bylaws, or (iii) under any Contract filed as an exhibit to the Registration Statement;

(xvi)	to our knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement or the Final U.S. Prospectus, other than those disclosed therein;

(xvii)	to our knowledge, there are no Contracts required to be described or referred to in the Registration Statement or the Final U.S. Prospectus or any report filed by the Corporation with the SEC and incorporated by reference into the Registration Statement or the Final U.S. Prospectus or to be filed as exhibits to the Registrations Statement, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

(xviii)	there are no persons with registration or other similar rights to have any debt or equity securities registered for sale under the Registration Statement or included in the offering contemplated by the Transaction Documents that arise pursuant to any Contract filed as an exhibit to the Registration Statement or any report filed by the Corporation with the SEC and incorporated by reference into the Registration Statement;

(xix)	the Corporation is not required and, after giving effect to the application of the proceeds received by the Corporation from the offering and sale of the Offered Units as described in the Registration Statement and the Final U.S. Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act; and

(xx)	the statements in the Registration Statement and the Final U.S. Prospectus under the headings “Description of Capital Stock” and “Plan of Distribution” and in the Registration Statement in Item 14, insofar as such statements purport to describe certain provisions of agreements and matters of law or legal conclusions, fairly summarize the matters described therein in all material respects.

(i)	Thorsteinssons LLP, special tax counsel to the Corporation, shall have furnished to the Agent a legal opinion dated the Closing Date, in form and substance satisfactory to counsel to the Agent, to the effect that the statements set forth under the captions “Eligibility for Investment” and “Certain Canadian Federal Income Tax Considerations” in the Final Canadian Prospectus are accurate, subject to the limitations and qualifications set out therein;

(j)	Cantor Colburn LLP, intellectual property counsel for the Corporation, shall have furnished to the Agent a legal opinion dated the Closing Date, in form and substance satisfactory to counsel to the Agent, with respect to the ownership of the Corporation IP and rights to the Licensed IP;

(k)	the Agent receiving at the Closing Time a certificate, dated as of the Closing Date, signed by the corporate secretary of the Corporation (or such other officer as the Agent may agree to), in form and substance satisfactory to counsel to the Agent, certifying for and on behalf of the Corporation and without personal liability, with respect to:

(i)	the Certificate of Incorporation and Bylaws of the Corporation;

(ii)	the resolutions of the board of directors of the Corporation relevant to the issue and sale of the Offered Units and the authorization of the Compensation Options and other agreements and transactions contemplated herein; and

(iii)	the incumbency and signatures of signing officers of the Corporation;

(l)

the Agent shall have received a letter of Marcum LLP addressed to the Agent and to the board of directors of the Corporation, in form and substance satisfactory to counsel to the Agent, acting reasonably, confirming that they are independent public accountants within the meaning of the

U.S. Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the SEC, and confirming, as of the date of each such letter, the conclusions and findings of said firm with respect to the financial information and other matters required by the Agent;

(m)	the Common Shares shall have been accepted for listing and posted for trading on the TSX-V, subject only to the standard listing conditions of the TSX-V;

(n)	the Agent shall have received subscriptions for a minimum of $11,250,000 of Offered Units and such subscriptions shall not have been withdrawn;

(o)	the Agent receiving at the Closing Time on the Closing Date comfort letters dated the Closing Date from the auditor of the Corporation, Marcum LLP, in form and substance satisfactory to counsel to the Agent, bringing forward to a date not more than two Business Days prior to the Closing Date the information contained in the comfort letter referred to in Section 12(a) hereof;

(p)	the Agent receiving prior to the filing of the Final Canadian Prospectus an executed Lock-Up Agreement from each of the Locked-Up Shareholders;

(q)	the concurrent completion of the Concurrent Offering in the manner described in the Final Canadian Prospectus; and

(r)	all conditions precedent to the Preferred Stock Conversion being satisfied such that immediately upon the Closing, the Preferred Stock Conversion will occur.

Section 9    Representations as to Offering Documents

Filing and delivery to the Agent in accordance with this Agreement of any Offering Document shall constitute a representation and warranty by the Corporation to the Agent that, as at their respective dates, dates of filing and dates of delivery:

(a)	the information and statements (except information and statements relating solely to the Agent, which has been provided by the Agent to the Corporation in writing specifically for use in any of the Offering Documents (collectively, “Agent’s Information”)) contained in such Offering Documents are true and correct and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offered Units as required by applicable Canadian Securities Laws and U.S. Securities Laws;

(b)	no material fact or information has been omitted from such disclosure (except for Agent’s Information) that is required to be stated in such disclosure or that is necessary to make a statement contained in such disclosure not misleading in the light of the circumstances under which it was made;

(c)	except with respect to any Agent’s Information, such Offering Documents comply in all material respects with the requirements of Canadian Securities Laws and U.S. Securities Laws.

Such filings shall also constitute the Corporation’s consent to the Agent’s use of the Offering Documents contemplated by Section 2(d) and any standard term sheets (as such term is defined in NI 41-101) in connection with the distribution of the Offered Units in the Qualifying Jurisdictions in compliance with this Agreement and Canadian Securities Laws.

Section 10    Additional Representations and Warranties of the Corporation

The Corporation hereby represents and warrants to the Agent and acknowledges that the Agent is relying upon such representations and warranties that:

(a)	the Corporation has been duly incorporated and organized and is validly existing as a corporation under the laws of the jurisdiction in which it was incorporated, amalgamated or continued, as the case may be, and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing the dissolution or winding up of the Corporation;

(b)	on their respective dates of filing: (a) the Preliminary Canadian Prospectus complied, and the Final Canadian Prospectus complied, in all material respects with Canadian Securities Laws; and (b) the Preliminary Canadian Prospectus and the Final Canadian Prospectus or any amendment or supplement thereto constituted full, true and plain disclosure of all material facts relating to the Corporation and the Offered Units;

(c)	each Preliminary U.S. Prospectus filed prior to the date of this Agreement, as of the date filed with the SEC, and the Final U.S. Prospectus did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that such Preliminary U.S. Prospectus may have omitted Rule 430 Information in compliance with applicable U.S. Securities Laws);

(d)	at the time the Registration Statement became or becomes effective, at the date of this Agreement and at the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the U.S. Securities Act and the rules and regulations promulgated thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(e)	the Corporation is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification and has all requisite corporate power and authority to conduct its business and to own, lease and operate its properties and assets and to execute, deliver and perform its obligations under this Agreement and any other document, filing, instrument or agreement delivered in connection with the Offering;

(f)	the Corporation has all requisite corporate power and authority and will take all actions required to: (i) enter into and deliver the Transaction Documents and to carry out all the terms and provisions hereof and thereof; and (ii) issue, sell and deliver the Securities in accordance with the provisions of the Transaction Documents;

(g)	the Corporation is not: (i) in violation of its constating documents; or (ii) in default of the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, joint venture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound;

(h)	the Corporation has no direct or indirect material subsidiaries;

(i)	the Corporation: (i) has conducted and has been conducting its business in compliance in all material respects with all applicable Laws of each jurisdiction in which its business is carried on or in which its services are provided and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, rules and regulations; (ii) is not in breach or violation of any judgment, order or decree of any Governmental Authority having jurisdiction over the Corporation; and (iii) holds all, and is not in breach of any, Permits that enable its business to be carried on as now conducted; except in each case where the failure to be in such compliance or to hold such Permits could not reasonably be expected to result in a Material Adverse Effect;

(j)	the Corporation is the absolute legal and beneficial owner, and has good and valid title to, all of the material property or assets which is described in the Offering Documents as being owned by the Corporation, and no other material property or assets are necessary for the conduct of the business of the Corporation as currently conducted, except the Licensed IP;

(k)	the Corporation does not know of any claim or the basis for any claim that might or could materially and adversely affect the right of the Corporation to use, transfer or otherwise exploit such property or assets;

(l)	other than in the ordinary course of business and as disclosed in the Final Canadian Prospectus, the Corporation has no responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property and assets thereof;

(m)	other than as may be required by, and as have or will have been obtained prior to Closing under Canadian Securities Laws and U.S. Securities Laws, no consent, approval, authorization, order registration or qualification of or with any court or governmental agency or body is required for the issue, sale and delivery of the Securities as contemplated in this Agreement or the consummation by the Corporation of the transactions contemplated in the Transaction Documents;

(n)	the authorized and issued share capital of the Corporation, both immediately prior to Closing (assuming the closing of the Concurrent Offering and the Preferred Stock Conversion) and immediately following Closing, conforms to the description thereof contained in the Final Canadian Prospectus;

(o)	the terms and the number of options to purchase Common Shares granted by the Corporation currently outstanding conforms to the description thereof contained in the Final Canadian Prospectus and, other than as contemplated by this Agreement, and other than the options granted to directors, officers, employees and consultants of the Corporation to purchase Common Shares as described in the Final Canadian Prospectus no person, firm or corporation has any agreement or option, right or privilege (contractual or otherwise) capable of becoming an agreement (including convertible or exchangeable securities and warrants) for the purchase or acquisition from the Corporation of any interest in any Common Shares or other securities of the Corporation whether issued or unissued;

(p)

the Unit Shares will be authorized after the execution of this Agreement and before Closing by the Corporation and, when issued and delivered and paid for as provided herein, will be validly issued, fully paid and non-assessable and will conform to the descriptions thereof in the Final Canadian Prospectus; and the issuance of the Unit Shares is not subject to any pre-emptive or similar rights. The Warrants, and the Compensation Options will, on Closing, be duly authorized and created by the Corporation and, when issued and delivered as provided herein, will be validly issued and will conform to the descriptions thereof in the Final Canadian Prospectus. The Warrant Shares, the Agent Shares and the Agent Warrant Shares will, on Closing, be duly authorized and reserved for issuance pursuant to the terms of the Warrants, the Compensation Options and the Agent Warrants, as applicable and, when issued and delivered by the Corporation upon exercise of the Warrants, the Compensation Options and the Agent Warrants, as applicable, and payment of the applicable exercise price therefor, will be duly and validly issued, fully paid, and non-assessable and will not be subject to pre-emptive or similar rights;

(q)	the Transfer Agent, at its principal office in Vancouver, British Columbia, will be, at the Closing Date, duly appointed as the registrar and transfer agent of the Corporation with respect to the Common Shares and the warrant agent pursuant to the Warrant Indenture;

(r)	this Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally, general principles of equity, and the qualifications that equitable remedies may only be granted in the discretion of a court of competent jurisdiction and except that rights of indemnity, contribution, waiver and the ability to sever unenforceable terms may be limited under applicable Laws;

(s)	the Corporation is not a party, nor will the Corporation become a party to any agreement, and to the best knowledge of the Corporation, there is and will be no agreement among any parties, which in any manner affects the voting control of any of the securities of the Corporation;

(t)	no authorization, approval, consent, licence, permit, order or filing of, or with, any Government Authority or court, domestic or foreign, (other than those which have already been obtained or will be obtained prior to the Closing Date and except for post-closing filings to be made with the TSX-V and post-closing distribution reports to be filed and other post-closing filings to be made with certain securities regulatory authorities) is required for the valid sale and delivery of the Offered Units or for the execution and delivery or performance this Agreement by the Corporation;

(u)	each of the execution and delivery of this Agreement, the performance by the Corporation of its obligations hereunder, the sale of the Offered Units hereunder by the Corporation and the consummation of the transactions contemplated in this Agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both); (a) any statute, rule, regulation or Law applicable to the Corporation; (b) the Certificate of Incorporation, Bylaws or resolutions of the directors or shareholders of the Corporation; (c) any Contract; or (d) any judgment, decree or order binding the Corporation or the property or assets thereof, except where such conflict, breach, violation or default would not result in a Material Adverse Effect and do not affect the rights, duties and obligations of any parties to a Contract, nor give a party the right to terminate the Contract, by virtue of the application of terms, provisions or conditions in the Contract, except where those rights, duties or obligations, or rights to terminate, are affected in a manner that would not result in a Material Adverse Effect;

(v)

Marcum LLP, the auditors of the Corporation, has audited certain financial statements of the Corporation, and is an independent public accountant (the “Accountant”) with respect to the Corporation, as required by the U.S. Securities Laws, Canadian Securities Laws and the Public Company Accounting Oversight Board (United States). The Financial Statements and the related notes included in the Preliminary Offering Documents, and the Financial Statements and the related notes that will be included upon the Effective Time of the Registration Statement and the filing of the Final Canadian Prospectus and the Final U.S. Prospectus, will present fairly, in all material respects, the financial condition of the Corporation as of the dates thereof and the consolidated results of its operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles applied in the United States (“GAAP”) on a consistent basis throughout the periods involved. No other consolidated financial statements or schedules of the Corporation or any other entity are required by the U.S. Securities Act or the SEC, to be included in the Registration Statement or the Final U.S. Prospectus or by Canadian Securities Laws to be included in the Final Canadian Prospectus. The consolidated Financial Statements of the Corporation and the related notes and schedules included in the Preliminary Offering Documents and to be included in the Registration Statement, the Final Canadian Prospectus and Final U.S. Prospectus have been prepared, or will be prepared, as applicable, in conformity with the requirements of the U.S. federal Securities Laws and Canadian Securities Laws and present, or will present, as applicable, fairly the information shown therein;

(w)	other than the Investor Rights Agreement, there are no contracts or agreements between the Corporation and any person granting such person the right to require the Corporation to file a registration statement under U.S. Securities Laws or, except as contemplated by this Agreement, a prospectus under Canadian Securities Laws, with respect to any securities of the Corporation owned or to be owned by such person that require the Corporation to include such securities in the securities qualified for distribution under the Final Canadian Prospectus;

(x)	except the Put Agreements, the Investor Rights Agreement and as disclosed in the Offering Documents, there are no voting trusts or agreements, shareholders’ agreements, buy sell agreements, rights of first refusal agreements, agreements relating to restrictions on transfer, pre-emptive rights agreements, tag-along agreements, drag-along agreements or proxies relating to any of the securities of the Corporation, to which the Corporation is a party;

(y)	the financial information included in the Offering Documents presents fairly in all material respects the consolidated financial position, results of operations, deficit and cash flow of the Corporation, respectively, as at the dates and for the periods indicated;

(z)	the summary financial data included in the Offering Documents presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited and unaudited financial information included in the Final Canadian Prospectus;

(aa)	the Corporation’s auditors are independent public accountants as required under applicable Canadian Securities Laws and there has never been a reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) between the Corporation and such auditors or, to the knowledge of the Corporation, any former auditors of the Corporation;

(bb)	the responsibilities and composition of the Corporation’s audit committee comply with Multilateral Instrument 52-110 – Audit Committees as they apply to a “venture issuer”;

(cc)	except as disclosed in the Offering Documents, none of the directors, executive officers or shareholders who beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of the outstanding Common Shares on a fully-diluted basis or any known associate or affiliate of any such person, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such person) with the Corporation which, as the case may be, materially affects, is material to or will materially affect the Corporation on a consolidated basis;

(dd)	Taxes due and payable by the Corporation have been paid, except where the failure to pay Taxes would not have a Material Adverse Effect. All tax returns, declarations, remittances and filings required to be filed by the Corporation have been filed with all appropriate authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where the failure to file such documents would not have a Material Adverse Effect. To the knowledge of the Corporation, no examination of any tax return of the Corporation is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Corporation, except where such examinations, issues or disputes would not have a Material Adverse Effect;

(ee)	there is and has been no failure on the part of the Corporation and any of the Corporation’s directors or officers in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated therewith;

(ff)	the statistical, industry and market related data included in the Offering Documents are derived from sources which the Corporation reasonably believes to be accurate, reasonable and reliable, and such data agrees with the sources from which it was derived;

(gg)	since the respective dates as of which information is given in the Preliminary Canadian Prospectus, the Final Canadian Prospectus and any Supplementary Material, except as otherwise stated therein or contemplated thereby, there has not been:

(i)	any material change in the condition (financial or otherwise), or in the earnings, business, affairs, capital, prospects, operations or management of the Corporation, whether or not arising in the ordinary course of business from that set forth therein;

(ii)	any transaction entered into by the Corporation, other than in the ordinary course of business, that is material to the Corporation; or

(iii)	any dividend or distribution of any kind declared, paid or made by the Corporation on Common Shares in the capital of the Corporation;

(hh)	no material labour dispute with current and former employees of the Corporation exists, or, to the knowledge of the Corporation, is imminent and the Corporation is not aware of any existing, threatened or imminent labour disturbance by the employees of any of the principal suppliers, manufacturers or contractors of the Corporation that would have a Material Adverse Effect;

(ii)	no union has been accredited or otherwise designated to represent any employees of the Corporation and, to the Corporation’s knowledge, no accreditation request or other representation question is pending with respect to the employees of the Corporation and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the facilities of the Corporation and none is currently being negotiated by the Corporation;

(jj)

other than usual and customary health and related benefit plans for employees, the Final Canadian Prospectus discloses to the extent required by applicable Canadian Securities Laws to be disclosed in the Final Canadian Prospectus each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Corporation for the benefit of any current or former director, officer, employee or consultant of the Corporation (the “Employee Plans”), each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans;

(kk)	all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments of the Corporation have been recorded in accordance with GAAP, and are reflected on the books and records of the Corporation;

(ll)	there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to knowledge of the Corporation, threatened, against or affecting the Corporation which is required to be disclosed in the Final Canadian Prospectus, or which could result in a Material Adverse Effect, or which could materially and adversely affect the properties or assets thereof (including, without limitation the Corporation IP and/or the Licensed IP) or the consummation of the transactions contemplated in this Agreement or the performance by the Corporation of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Corporation is a party or to which any of their respective properties or assets is the subject (including, without limitation the Corporation IP and/or the Licensed IP) which are not specifically described in the Final Canadian Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect;

(mm)	the Corporation has taken: (i) reasonable security measures to protect the confidentiality of all of its trade secrets necessary or desirable to conduct its business; and (ii) reasonable commercial efforts in accordance with sound business practices and judgment to establish, maintain and protect each of the material Corporation IP rights that it owns or uses;

(nn)	all of the material contracts and agreements of the Corporation not made in the ordinary course of business have been disclosed in the Final Canadian Prospectus and, if required under the Canadian Securities Laws, have or will be filed with the Securities Commissions. The Corporation has not received any notification from any party that it intends to terminate any such material contract;

(oo)	the minute books and records of the Corporation have been made available to counsel for the Agent in connection with its due diligence investigation of the Corporation for the periods from the respective dates of incorporation of the Corporation to the date hereof are all of the minute books and records of the Corporation and contain copies of all significant proceedings of the shareholders and the boards of directors of the Corporation to the date hereof and there have not been any other formal meetings, resolutions or proceedings of the shareholders or boards of directors of the Corporation to the date hereof not reflected in such minute books and other records other than those which have been disclosed in writing to the Agent at or in respect of which no material corporate matter or business was approved or transacted;

(pp)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose has been instituted or, to the knowledge of the Corporation, are pending, contemplated or threatened by any regulatory authority;

(qq)	no securities commission, stock exchange or comparable authority has issued any order preventing or suspending the use or effectiveness of the Offering Documents or preventing the distribution of the Offered Units in any Qualifying Jurisdiction nor instituted proceedings for that purpose and, to the knowledge of the Corporation, no such proceedings are pending or contemplated;

(rr)	to the best of its knowledge, the Corporation no director, officer, agent, employee, affiliate or other person acting on behalf of the Corporation has taken any action, directly or indirectly, that has resulted or would result in a violation of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Corporation, to the knowledge of the Corporation, the Corporation’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ss)	the operations of the Corporation are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act and all Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation with respect to the Money Laundering Laws is pending or, to the best knowledge of the Corporation, threatened;

(tt)	neither the Corporation nor any subsidiary nor, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Corporation will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(uu)	the Corporation represents and agrees that, unless it obtains the prior consent of the Haywood, it has not made and will not make any offer relating to the Offered Units that would constitute a “free writing prospectus” as defined in Rule 405 under the U.S. Securities Act unless the prior written consent of Haywood has been received;

(vv)	there are no Off Balance Sheet Transactions required to be described in the Offering Documents which have not been described as required, or that could reasonably be expected to affect materially the Corporation’s liquidity or the availability of or requirements for its capital resources;

(ww)

until the Agent shall have notified the Corporation of the completion of the offering of the Offered Units, that the Corporation will not, and will cause its affiliated purchasers (as defined in Regulation M under the U.S. Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Offered Units, or attempt to induce any person to purchase any Offered

Units; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Offered Units;

(xx)	no forward-looking statement (within the meaning of Section 27A of the U.S. Securities Act and Section 21E of the U.S. Exchange Act) contained in either the Registration Statement or the Final U.S. Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(yy)	the Corporation is not, and after giving effect to the offering of the Offered Units and the application of the proceeds thereof as described in the Registration Statement and the Final U.S. Prospectus will not become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder;

(zz)	there are no reports or information that, in accordance with the requirements of the Securities Commissions, must be made publicly available in connection with the Offering that have not been made publicly available as required; there are no documents required to be filed with any Securities Commission in connection with the Offering Documents that have not been filed as required by the Canadian Securities Laws and the SEC; there are no Contracts or documents which are required to be described in the Offering Documents which have not been so described;

(aaa)	with respect to each premises which is material to the Corporation and which the Corporation owns or leases (the “Material Premises”), the Corporation occupies the Material Premises and has the right to occupy and use the Material Premises and each of the leases pursuant to which the Corporation occupies the Material Premises is in good standing and in full force and effect under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Corporation;

(bbb)	the Corporation (i) is in compliance with any and all applicable Laws (including, for greater certainty, the common law) and regulations relating to the Environmental Laws, (ii) has received all Permits or other approvals required of them under applicable Environmental Laws to conduct its business, and (iii) is in compliance with all terms and conditions of any such Permit or approval, except where such non-compliance with Environmental Laws, failure to receive required Permits or other approvals or failure to comply with the terms and conditions of such Permits or approvals would not have a Material Adverse Effect;

(ccc)	the Corporation is the legal and beneficial owner of, has good and marketable title to, and owns all right, title and interest in all Corporation IP free and clear of all Liens, covenants, conditions, options to purchase and restrictions or other adverse claims or interests of any kind or nature which could have a Material Adverse Effect, and the Corporation has no knowledge of any claim of adverse ownership in respect thereof other than those for which the Corporation has been advised by counsel are without merit and would not reasonably be expected to have a Material Adverse Effect. No consent of any person is necessary to make, use, reproduce, license, sell, modify, update, enhance or otherwise exploit any Corporation IP and none of the Corporation IP comprises an improvement to Licensed IP that would give any person any rights to the Corporation IP, including, without limitation, rights to license Corporation IP;

(ddd)

the Corporation has not received any notice or claim (whether written, oral or otherwise) challenging the ownership or right to use of any of the Corporation IP or suggesting that any other person has any claim of legal or beneficial ownership or other claim or interest with respect thereto, nor is there a reasonable basis for any claim that any person other than the Corporation has any claim of legal or beneficial ownership or other claim or interest in any of the Corporation IP other than those for which the Corporation has been advised by counsel are without merit and would not reasonably be expected to have a Material Adverse Effect;

(eee)	all applications for registration of any Corporation IP have been properly filed and have been pursued by the Corporation in the ordinary course of business, and to the Corporation’s knowledge, the Corporation has not received any notice (whether written, oral or otherwise) indicating that any application for registration of Corporation IP has been denied or abandoned without recourse by the applicable reviewing authority;

(fff)	to the Corporation’s knowledge, the Corporation has not received any notice (whether written, oral or otherwise) indicating that any application for rights to Licensed IP has been denied or abandoned without recourse by the applicable reviewing authority;

(ggg)	the conduct of the business of the Corporation (including, without limitation, the sale of their respective products and services, or the use or other exploitation of the Corporation IP by the Corporation, or any distributors or other licensees thereof) has not infringed, violated, misappropriated or otherwise conflicted with any Intellectual Property right of any person;

(hhh)	the Corporation is not a party to any action or proceeding, nor, to the Corporation’s knowledge, is or has any action or proceeding been threatened that alleges that any current or proposed conduct of their respective businesses (including, without limitation, the sale of their respective products and services, or use or other exploitation of any Corporation IP or Licensed IP by the Corporation, or any distributors or other licensees) has or will infringe, violate or misappropriate or otherwise conflict with any Intellectual Property right of any person other than those for which the Corporation has been advised by counsel are without merit and would not reasonably be expected to have a Material Adverse Effect;

(iii)	no person has infringed or misappropriated, or is infringing or misappropriating, any rights of the Corporation in or to any Corporation IP, except as would not reasonably be expected to have a Material Adverse Effect;

(jjj)	the Corporation has entered into valid and enforceable written agreements pursuant to which the Corporation has been granted all licenses and permissions to use, reproduce, sub license, sell, modify, update, enhance or otherwise exploit the Licensed IP to the extent required to operate all aspects of the business of the Corporation currently conducted (including, if required, the right to incorporate such Licensed IP into the Corporation IP). All license agreements in respect to Licensed IP are in full force and effect and the Corporation is not in default of its obligations thereunder;

(kkk)	to the extent that any of the Corporation IP or Licensed IP is licensed, sublicensed, or disclosed to any person or any person has access to such Corporation IP or Licensed IP (including but not limited to any employee, officer, shareholder, consultant, systems-integrator, distributor or other customer of the Corporation) the Corporation has entered into a valid and enforceable written agreement which contains terms and conditions prohibiting the unauthorized use, reproduction, disclosure or transfer of such Corporation IP or Licensed IP by such person. Other than such agreements that have expired in accordance with their respective terms, all such agreements are in full force and effect and neither the Corporation, nor to the knowledge of the Corporation, any other person, is in default of its obligations thereunder;

(lll)	the Corporation is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and the Corporation has no reason to believe that it will not be able to renew the existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(mmm)	all necessary corporate action will have been taken by or on behalf of the Corporation, including the passing of all requisite resolutions of the respective directors and/or shareholders thereof, necessary to carry out its obligations hereunder, by the Closing Time;

(nnn)	the form of the certificate for the Common Shares have been approved and adopted by the board of directors of the Corporation, and comply with the provisions of the constating documents of the Corporation and the rules of the TSX-V;

(ooo)	with respect to financial projections prepared by the Corporation relating to the Corporation, the Corporation (i) represents only that such projections were prepared in good faith and that the Corporation reasonably believes that there is a basis for such projections, and (ii) does not warrant that the Corporation will achieve such projections and forward looking statements;

(ppp)	upon listing of the Common Shares on the TSX-V, the Unit Shares will be qualified investments under the Income Tax Act (Canada) and the regulations thereunder for trusts governed by registered retirement savings plans (“RRSPs”), registered retirement income funds (“RRIFs”), deferred profit sharing plans, registered education savings plans, registered disability savings plans and tax-free savings accounts (“TFSAs”);

(qqq)	the Locked-Up Shareholders will hold in aggregate approximately —% of the Common Shares immediately prior to the Closing of the Offering (assuming the closing of the Concurrent Offering);

(rrr)	the Corporation has not withheld and will not withhold from the Agent prior to the Closing Time, any material facts relating to the Corporation or the Offering; and

(sss)	other than the Agent pursuant to this Agreement, there is no person acting or purporting to act at the request of the Corporation who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the transactions contemplated herein.

Section 11    Covenants of the Corporation

The Corporation covenants with the Agent that the Corporation will:

(a)	promptly inform the Agent in writing during the period prior to the completion of the distribution of the Offered Units of the full particulars of:

(i)	any material change (whether actual, anticipated, contemplated or proposed by, or threatened), financial or otherwise, in the assets, liabilities (contingent or otherwise), business, affairs, prospects, operations, cash flow or capital of the Corporation;

(ii)	any material fact which has arisen or has been discovered which would have been required to have been stated in the Offering Documents had that fact arisen or been discovered on, or prior to, the date of any of the Offering Documents, as the case may be; or

(iii)	any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in any of the Offering Documents or whether any event or state of facts has occurred after the date of this Agreement, which, in any case, is of such a nature as to render any of the Offering Documents untrue or misleading in any material respect or to result in any misrepresentation in any of the Offering Documents including as a result of any of the Offering Documents containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not false or misleading in the light of the circumstances in which it was made, which would result in any Offering Document not complying with applicable Canadian Securities Laws or U.S. Securities Laws, as the case may be, or which would reasonably be expected to have an effect on the market price or value of the Common Shares;

(b)	advise the Agent, promptly after receiving notice or obtaining knowledge thereof, during the period prior to the completion of the distribution of the Offered Units, of: (i) the issuance by any Securities Commission, the SEC or similar regulatory authority of any order suspending or preventing the use of any Offering Document; (ii) the suspension of the qualification of the Offered Units in any of the Qualifying Jurisdictions; (iii) the institution, threatening or contemplation of any proceeding for any such purposes; (iv) any requests made by any Securities Commission, the SEC or similar regulatory authority for amending or supplementing the Offering Documents or for additional information; or (v) the receipt by the Corporation of any material communication, whether written or oral, from any Securities Commission, the SEC or similar regulatory authority or any stock exchange, relating to the distribution of the Offered Units, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (i) above and, if any such order is issued, to obtain the withdrawal thereof as quickly as possible;

(c)	comply with Section 6.5(1) of NI 41-101. The Corporation will promptly prepare and file with the Securities Commissions in the Qualifying Jurisdictions any Supplementary Material which in the opinion of the Agent and the Corporation, each acting reasonably, may be necessary or advisable, and will otherwise comply with all legal requirements necessary to continue to qualify the Offered Units for distribution in the Qualifying Jurisdiction. If the Corporation and the Agent in good faith disagree as to whether a change, fact or event requires the filing of any Supplementary Material in compliance with Section 6.5(1) of NI 41-101, the Corporation will prepare and file promptly at the request of the Agent any Supplementary Material which, in the opinion of the Agent, acting reasonably, may be necessary or advisable. Upon receipt of any Supplementary Material the Agent shall, as soon as possible, send such Supplementary Material to purchasers of the Offered Units;

(d)	prior to filing, deliver a copy of each of the Final Canadian Prospectus and the Final U.S. Prospectus to the Agent, signed and certified as required by the applicable Canadian Securities Laws and U.S. Securities Laws;

(e)

it will prepare under the U.S. Securities Act a Rule 462(b) registration statement, if necessary, in a form approved by the Agent and file such Rule 462(b) registration statement with the SEC; to prepare the Final U.S. Prospectus in a form approved by the Agent containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Final U.S. Prospectus pursuant to Rule 424(b) under the U.S. Securities Act not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A under the U.S. Securities Act; to notify the Agent immediately of the Corporation’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Final U.S. Prospectus and to make no amendment or supplement to the Registration Statement or to the Final U.S. Prospectus to which the Agent shall reasonably object by notice to the Corporation after a reasonable period to review; to advise the Agent, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the Final U.S. Prospectus or any amended Final U.S. Prospectus has been filed and to furnish the Agent copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Corporation with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act subsequent to the date of the Final U.S. Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the U.S. Securities Act) is required in connection with the offering or sale of the Offered Units; to advise the Agent, promptly after it receives notice thereof, of the issuance by the SEC of any stop order or of any order preventing or suspending the use of any Offering Documents or the Registration Statement, of the suspension of the qualification of the Offered Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the SEC for the amending or supplementing of the Registration Statement or the Final U.S. Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, Offering Documents or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order

(f)	advise the Agent, promptly after receiving notice thereof, of the time when the Final Canadian Prospectus, the Final U.S. Prospectus, any Marketing Materials and any Supplementary Material has been filed and receipts therefor (if any) have been obtained pursuant to the Canadian Securities Laws and U.S. Securities Laws and will provide evidence reasonably satisfactory to the Agent of each such filing and copies of such receipts;

(g)	deliver without charge to the Agent, as soon as practicable, and in any event no later than noon (Toronto time) on the Business Day immediately following the date of issuance of the Final Receipt in the case of the Final Canadian Prospectus, and thereafter from time to time during the distribution of the Offered Units, in such cities as the Agent shall notify the Corporation twenty-four hours before the delivery date, as many commercial copies of the Final Canadian Prospectus as the Agent may reasonably request for the purposes contemplated by Canadian Securities Laws;

(h)	use its commercially reasonable efforts to: (i) maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of the Canadian Securities Laws of at least one of the Qualifying Jurisdictions which have such a concept to the date that is 24 months following the Closing Date; and (ii) maintain the listing of the Common Shares on the TSX-V or other recognized stock exchange or quotation system in Canada or the United States for a period of at least 24 months following the Closing Date. For greater certainty, it will not be considered reasonable to maintain such listing and status if to do so would hinder or impede, in any way, any effort on the part of the Corporation, if it is determined by the board of directors of the Corporation to be in the best interests of the Corporation or its shareholders, to effect, or to take any steps in furtherance of, any business combination (whether by way of a merger, plan of arrangement, consolidation, share or other security exchange transaction, recapitalization, asset acquisition or other transaction) involving any one or more of itself or any of its subsidiaries or affiliates and completed in accordance with Canadian Securities Laws and U.S. Securities Laws;

(i)	ensure that the Unit Shares will be authorized after the execution of this Agreement and before Closing by the Corporation and, when issued and delivered and paid for as provided herein, will be validly issued, fully paid and non-assessable and will conform to the descriptions thereof in the Final Canadian Prospectus; and the issuance of the Unit Shares is not subject to any pre-emptive or similar rights. The Warrants, and the Compensation Options will, on Closing, be duly authorized and created by the Corporation and, when issued and delivered as provided herein, will be validly issued and will conform to the descriptions thereof in the Final Canadian Prospectus. The Warrant Shares, the Agent Shares and the Agent Warrant Shares will, on Closing, be duly authorized and reserved for issuance pursuant to the terms of the Warrants, the Compensation Options and the Agent Warrants, as applicable and, when issued and delivered by the Corporation upon valid exercise of the Warrants, the Compensation Options and the Agent Warrants, as applicable, and payment of the applicable exercise price therefor, will be duly and validly issued, fully paid, and non-assessable and will not be subject to pre-emptive or similar rights;

(j)	use the net proceeds of the Offering in the manner specified in the Offering Documents;

(k)	file or cause to be filed with the TSX-V all necessary documents and shall take or cause to be taken all necessary steps to ensure that the Corporation has obtained all necessary approvals for the Unit Shares to be listed on the TSX-V;

(l)	provided the Offering is completed, without the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed, the Corporation will not, directly or indirectly for a period of 90 days from the Closing Date, issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, or agree to or announce any intention to issue, sell, offer, grant an option or right in respect of, or otherwise dispose of, any additional Common Shares or any securities convertible into or exchangeable for Common Shares other than issuances:

(i)	under existing director or employee stock options bonus or purchase plans or similar share compensation arrangements;

(ii)	under stock option plans approved by the TSX-V as part of the listing process;

(iii)	in connection with the Concurrent Offering and the Preferred Stock Conversion; or

(iv)	in connection with previously scheduled property payments and/or other corporate acquisitions disclosed to the Agent prior to the date hereof.

(m)	provide the Agent and its counsel with a copy of all press releases to be issued by the Corporation concerning the Offering prior to the issuance thereof, and give the Agent and its counsel a reasonable opportunity to provide comments on any such press release, subject to the Corporation’s timely disclosure obligations under applicable Canadian Securities Laws;

(n)	the Corporation will promptly inform the Agent of the receipt by the Corporation of any communication from the Securities Commissions or the SEC or any other securities regulatory authority of any other jurisdiction or any other competent authority relating to the Offering Documents; and

(o)

the Corporation will use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement under the U.S. Securities Act until the earliest of: (i) the expiration of the Warrants, (ii) the date all Warrants and Agent Warrants have been exercised, or (iii) at any time all Warrants and Agent Warrants have been exercised and all Warrant Shares or Agent Warrant Shares can be re-sold without restriction pursuant to Rule 144 of the U.S. Securities Act; provided, however, if the Corporation has not maintained the effectiveness of the Registration Statement, no holder of Warrants shall have any right to receive, and the Corporation shall be under no obligation to pay to any holder of Warrants, any cash amount or other consideration or compensation upon exercise of the Warrants, other than as expressly provided by the Warrant Indenture, and the Corporation shall not be under any obligation to redeem or otherwise purchase any Warrants in any circumstance; provided, further, that nothing in this Section 11(o) shall limit or restrict any remedies of any holder of Warrants in respect of a breach by the Corporation of a representation, warranty or covenant under this Agreement or the Warrant Indenture.

Section 12    Additional Documents upon Filing of the Final Canadian Prospectus

The Agent’s obligations hereunder shall be subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement as of the date of this Agreement and as of the Closing Date, the performance by the Corporation of its obligations under this Agreement and the following conditions, which conditions may be waived by the Agent in whole or in part at any time:

(a)	the Agent receiving, concurrently with the filing of the Final Canadian Prospectus, and any amendment thereto, a comfort letter dated the date of the Final Canadian Prospectus or any amendment thereto, as applicable, from the auditors of the Corporation, addressed to the Agent and to the board of directors of the Corporation in form and substance satisfactory to the Agent, acting reasonably, relating to the verification of the financial information and accounting data and other numerical data of a financial nature contained in the Final Canadian Prospectus or the amendment, as applicable, and matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Canadian Prospectus to a date not more than two Business Days prior to the date of such letter;

(b)	similar comfort letters and opinions shall be delivered to the Agent with respect to any Supplementary Material concurrently with the execution of such Supplementary Material;

(c)	the Agent receiving, as soon as practicable after the preparation of any Marketing Materials, the written approval of the Corporation in respect of the template version (as defined in NI 41-101) of the Marketing Materials;

(d)	the Agent receiving, as many commercial copies of the Final Canadian Prospectus as the Agent may reasonably request for the purposes contemplated by Canadian Securities Laws; and

(e)	the Agent receiving, prior to the filing of the Final Canadian Prospectus, copies of correspondence indicating that the application for the listing and posting for trading on the TSX-V of the Unit Shares has been conditionally approved, subject only to satisfaction by the Corporation of customary post-closing conditions imposed by the TSX-V.

Section 13    Closing

The purchase and sale of the Offered Units shall be completed at the Closing Time at the offices of — or at such other place as the Agent and the Corporation may agree. At the Closing Time, the Common Shares and the Warrants will be issued in a book-entry-only form in the name of CDS or its nominee, CDS & Co., (or as otherwise directed by the Agent) and will be deposited electronically on a non-certificated basis with CDS or its nominee, CDS & Co., on closing of the Offering against payment by the Agent to the Corporation, at the direction of the Corporation, as applicable, of the aggregate purchase price for the Offered Units less an amount equal to the Agency Fee and a reasonable estimate of the out-of-pocket fees and expenses of the Agent and its counsel payable pursuant to Section 17, by wire transfer, or if permitted by applicable Law, certified cheque or bank draft, in Canadian currency payable at par in Toronto, Ontario, together with a receipt signed by the Agent for such definitive certificate(s) (or electronic delivery) and for receipt of the Agency Fee and such estimated expenses.

Section 14    Termination Rights

The Agent shall be entitled, at its sole option, to terminate and cancel, without any liability on its part, all of its obligation under this Agreement and the obligations of any purchaser in relation to the Offering, by written notice to that effect given to the Corporation at any time prior to the Closing Time, if:

(a)	any inquiry, action, suit, investigation or other proceeding, whether formal or informal (including matters of regulatory transgression or unlawful conduct), is commenced, threatened or publicly announced or any order is made under or pursuant to any statute or by any Governmental Authority or stock exchange or there is any enactment or change of law or regulation, or interpretation or administration thereof (unless solely based on the activities or alleged activities of the Agent), which in the reasonable opinion of the Agent, operates to prevent or restrict the trading of the Common Shares or which in the reasonable opinion of the Agent, acting in good faith, could be expected to have a material adverse effect on the market price or value of the Common Shares;

(b)	there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including without limitation, any war or act of terrorism or any new law or regulation or a change thereof which, in the reasonable opinion of the Agent, materially adversely affects, or involves, or will materially adversely affect, or involve, the financial markets in Canada or the United States or the business, operations or affairs of the Corporation;

(c)	there shall occur any material change in the business, financial condition, assets, liabilities (contingent or otherwise), results of operations or prospects of the Corporation or any change in any material fact contained or referred to in the Preliminary Canadian Prospectus or Final Canadian Prospectus or any Supplementary Material, or there shall exist or be discovered by the Agent any material fact which is, or may be, of such a nature as to render the Preliminary Canadian Prospectus or Final Canadian Prospectus or any Supplementary Material, untrue, false or misleading in a material respect or result in a misrepresentation (other than a change or fact related solely to the Agent), which in the reasonable opinion of the Agent could be expected to have a material adverse effect on the market price or value of the Offered Units; or

(d)	the Corporation is in breach of any material term, condition or covenant of this Agreement or any of the representations and warranties made by the Corporation in this Agreement is false or becomes false and such breach or misstatement of a representation or warranty remains uncured for more than 10 days following receipt by the Corporation of notice of such breach or misstatement of a representation or warranty.

The rights of termination contained in this Section 14 as may be exercised by the Agent are in addition to any other rights or remedies the Agent may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement.

Notwithstanding the foregoing sentence, in the event of any such termination, there shall be no further liability on the part of such terminating Agent to the Corporation or on the part of the Corporation to such Agent except in respect of any liability which may have arisen prior to or which may arise after such termination under Sections 15, 16 and 17.

Section 15    Indemnification

(a)	Subject to Section 15(f), the Corporation agrees to indemnify and hold harmless the Agent and its respective affiliates and subsidiaries and the respective directors, officers, partners, agents, employees and shareholders and each other person, if any, controlling the Agent or its subsidiaries or affiliates (each, an “Indemnified Party” and, collectively, the “Indemnified Parties”) from and against any and all losses (other than losses of profit and other indirect or consequential losses), expenses, claims (including shareholder actions, derivative or otherwise), actions, damages and liabilities, joint or several, including without limitation the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable documented fees and expenses of their counsel (collectively, the “Losses”) that are actually suffered by, imposed upon or asserted against an Indemnified Party as a result of, in respect of, connected with or arising out of any action, suit, proceeding, investigation or claim made or threatened by any person or in enforcing this indemnity (collectively, the “Claims”) insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, from or in consequence of the performance of professional services rendered to the Corporation by the Indemnified Parties hereunder or otherwise in connection with the matters referred to in this Agreement including, without limitation:

(i)	any breach of or default under any representation, warranty, covenant or agreement of the Corporation in this Agreement or the failure of the Corporation to comply with any of its obligations hereunder;

(ii)	any information or statement (except any information or statement relating solely to an Indemnified Party and provided in writing by the Indemnified Party for inclusion in such document) contained in any of the Offering Documents or any other document or material filed or delivered by or on behalf of the Corporation pursuant to this Agreement being or being alleged to be a misrepresentation or untrue or any omission or alleged omission to state in those documents any material fact required to be stated in those documents or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

(iii)	any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange or by any other competent authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating solely to an Indemnified Party provided in writing by the Indemnified Party) contained in any of the Offering Documents or any other document or material filed or delivered by or on behalf of the Corporation pursuant to this Agreement, preventing or restricting the trading in or the sale or distribution of the Offered Units;

(iv)	the Corporation not complying with any requirement of the Canadian Securities Laws or U.S. Securities Laws, including the Corporation’s non-compliance with any statutory requirement to make any document available for inspection; or

(v)	any failure or alleged failure to make timely disclosure of a material change by the Corporation, where such failure or alleged failure occurs during the Offering or during the period of distribution or where such failure relates to the Offering or the Offered Units and may give or gives rise to any liability under any Law in any jurisdiction which is in force on the date of this Agreement, provided, however, that the Corporation will not be liable to the extent that such Losses arise from the sale of the Offered Units to any person by an Indemnified Party and is based on an untrue statement or omission or misrepresentation or alleged untrue statement or omission or misrepresentation made in reliance on and in conformity with information relating to any Indemnified Party or other information furnished in writing to the Corporation by any Indemnified Party, or on behalf of any Indemnified Party, expressly for inclusion in any of the Offering Documents or any other document or material filed or delivered by or on behalf of the Corporation pursuant to this Agreement.

(b)	The Corporation agrees to waive any right they may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity. The Corporation also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Corporation or any person asserting Claims on behalf of or in right of the Corporation for or in connection with the Offering except to the extent any Losses suffered by the Corporation are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted from the breach of agreement, negligence, dishonesty, fraud or wilful misconduct of such Indemnified Party.

(c)	The Corporation will not, without the Indemnified Party’s prior written consent (such consent not to be unreasonably withheld), settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless the Corporation has acknowledged in writing that the Indemnified Parties are entitled to be indemnified in respect of such Claim and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from any liabilities arising out of such Claim without any admission of negligence, misconduct, liability or responsibility by or on behalf of any Indemnified Party.

(d)	Promptly after receiving notice of a Claim against an Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Corporation, the Indemnified Party will notify the Corporation in writing of the particulars thereof, provided that the omission so to notify the Corporation shall not relieve the Corporation of any liability which the Corporation may have to the Indemnified Party except and only to the extent that any such delay in or failure to give notice as herein required prejudices the defense of such Claim or results in any material increase in the liability which the Corporation has under this indemnity. The Corporation shall have 14 days after receipt of the notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense of the Claim. If the Corporation undertakes, conducts and controls the settlement or defense of the Claim, the relevant Indemnified Parties shall have the right to participate in the settlement or defense of the Claim.

(e)

In any such Claim, such Indemnified Party shall have the right to retain separate legal counsel to act on such Indemnified Party’s behalf, the reasonable fees and expenses of which counsel shall be at the expense of the Corporation if: (i) the Corporation does not assume the defence of the

Claim within such 14 day period after receiving notice; (ii) the Corporation agrees in writing to separate representation for the Indemnified Party, or (iii) the named parties to any such claim include both the Corporation and the Indemnified Party and the Indemnified Party has been advised by counsel to the Indemnified Party that there may be a conflict of interest between the Corporation and the Indemnified Party; or (iv) there are one or more defences available to the Indemnified Party which are different from or in addition to those available to the Corporation, provided that in no circumstances will the Corporation be required to pay the reasonable fees and expenses of more than one legal counsel for all Indemnified Parties.

(f)	Notwithstanding anything to the contrary contained herein, the foregoing indemnity shall cease to apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such Losses to which the Indemnified Party may be subject were caused by the breach of agreement, negligence, dishonesty, fraud or wilful misconduct of the Indemnified Party. In the event and to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable determines that an Indemnified Party was grossly negligent, fraudulent or guilty of willful misconduct in connection with a Claim in respect of which the Corporation has advanced funds to the Corporation pursuant to this indemnity, such Indemnified Party will reimburse such funds to the Corporation and thereafter this indemnity will not apply to such Indemnified Party in respect of such Claim. The Corporation agrees to waive any right the Corporation might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity.

(g)	The Corporation agrees that in case any legal proceeding shall be brought against the Corporation and/or the Agent by any Governmental Authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Corporation and/or the Indemnified Parties shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of any of the occurrences set forth in Section 15(a) above, the Indemnified Parties shall have the right to employ their own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable accountable costs (including an amount to reimburse the Agent for time spent by the Indemnified Parties in connection therewith) and out-of-pocket expenses incurred by Indemnified Parties in connection therewith shall be paid by the Corporation as they occur, provided however that to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and reimburse the Corporation.

(h)	To the extent that any Indemnified Party is not a party to this Agreement, the Agent shall obtain and hold the right and benefit of the above-noted indemnity in trust for and on behalf of such Indemnified Party.

(i)	The Corporation agrees to reimburse the Agent for the time spent by their personnel in connection with any Claim at their normal per diem rates, if and to the extent indemnity may be sought from the Corporation as provided hereunder.

(j)	The indemnity and the contribution obligations of the Corporation pursuant to Section 16 shall be in addition to any liability which the Corporation may otherwise have and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Corporation and any of the Indemnified Parties. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of the authorization given by this Agreement.

Section 16    Contribution

In the event that the indemnity of the Corporation provided for in Section 15 hereof is declared by a court of competent jurisdiction to be illegal or unenforceable as being contrary to public policy or is unavailable for any other reason, the Agent and the Corporation shall severally, and not jointly, contribute to the aggregate of all Claims and all Losses of the nature contemplated in Section 15 hereof and suffered or incurred by the Indemnified Parties in proportions as is appropriate to reflect: (i) the relative benefits received by the Agent, on the one hand (being the Agency Fee), and the relative benefits received by the Corporation, as applicable, on the other hand (being the gross proceeds derived from the sale of the Offered Units less the Agency Fee), (ii) the relative fault of the Corporation, on the one hand and the Agent on the other hand, and (iii) relevant equitable consideration; provided that the Corporation shall in any event contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim any excess of such amount over the amount paid or payable to the Agent or any other Indemnified Party under this Agreement. For greater certainty and notwithstanding anything to the contrary contained herein, the Agent shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Agency Fee or any portion thereof actually received. However, no party who has been determined by a court of competent jurisdiction in a final judgment to have engaged in any fraud, dishonesty, willful misconduct or negligence shall be entitled to claim contribution from any person who has not been so determined to have engaged in such fraud, dishonesty, willful misconduct or negligence.

Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it may have otherwise under this section, except to the extent that the party from whom contribution may be sought is materially prejudiced by such omission. The right to contribution provided herein shall be in addition and not in derogation of any other right to contribution which the Agent may have by statute or otherwise by law.

Section 17    Expenses

The Corporation will be responsible for all expenses related to the Offering, whether or not the Offering is completed, including, but not limited to, the fees and disbursements of the Corporation’s legal counsel, the fees and disbursements of the Agent’s legal counsel (fees are estimated to be $200,000 for Agent’s counsel), the fees and disbursements of accountants and auditors, the fees and disbursements of other applicable experts, the expenses related to road-shows and marketing activities, printing costs, filing fees, stock exchange fees, the reasonable out-of-pocket expenses of the Agent (including their travel expenses in connection with due diligence and marketing activities) and taxes on all of the foregoing. The Agent’s expenses may be deducted by the Agent from the gross proceeds of the Offering payable to the Corporation immediately prior to those proceeds being distributed to the Corporation and such Agent’s expenses will be payable by the Corporation to the Agent at the Closing Time in accordance with this Section 17 or upon receipt of an invoice (with detail of such expenses) from the Agent in respect thereof. The Agent will give prompt notice to the Corporation should the estimated fees and disbursements of the Agent’s legal counsel exceed $200,000 and will require written approval from the Corporation to allow additional legal fees beyond the estimated amount.

Section 18    Agent As A Securities Dealer

The Corporation acknowledges that the Agent is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and financial advisory services and that in the ordinary course of its trading and brokerage activities the Agent and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of the Corporation, or any other company that may be involved in a transaction or related derivative securities.

The Agent acknowledges its responsibility to comply with applicable securities laws as they relate to trading securities with knowledge of a material fact or a material change that has not been generally disclosed. Further, the Agent has strict internal procedures, which provide for the placing of relevant securities on a “grey list” or a “restricted list” and for restrictions on trading by the Agent and its investment banking personnel for their own account in accordance with such procedures.

Section 19    Agent Not Fiduciary

The Corporation acknowledges and agrees that: (a) the Agent has not assumed nor will assume a fiduciary responsibility in favour of the Corporation with respect to the Offering contemplated hereby or the process leading thereto and the Agent does not have any obligation to the Corporation with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement; (b) the Agent and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation; and (c) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 20    Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. In the event of any dispute regarding the Agreement, the parties hereto submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

Section 21    Survival of Warranties, Representations, Covenants and Agreements

Except as expressly set out herein, all warranties, representations, covenants and agreements of the Corporation and the Agent herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the purchase of the Offered Units and shall continue in full force and effect for the benefit of the Agent or the Corporation, as the case may be, regardless of the Closing of the sale of the Offered Units, any subsequent disposition of the Offered Units by the Agent or the termination of the Agent’s obligations under this Agreement for a period ending on the date that is two years following the Closing Date and shall not be limited or prejudiced by any investigation made by or on behalf of the Agent in accordance with the preparation of the Offering Documents or the distribution of the Offered Units or otherwise, and the Corporation agrees that the Agent shall not be presumed to know of the existence of a claim against the Corporation under this Agreement or any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Offered Units as a result of any investigation made by or on behalf of the Agent in accordance with the preparation of the Offering Documents or the distribution of the Offered Units or otherwise. Notwithstanding the foregoing, the provisions contained in this Agreement in any way related to indemnification or contribution obligations shall survive and continue in full force and effect, indefinitely.

Section 22    Notices

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “Notice”) shall be in writing addressed as follows:

If to the Corporation addressed and sent to:

CohBar, Inc.
PO Box 955
Mill Valley, CA 94942

Attention:	Jon Stern
Facsimile:	(415) 381-8980
Email:	jon.stern@cohbar.com

with a copy to:

McCullough O’Connor Irwin LLP
Suite 2600, Oceanic Plaza
1066 West Hastings Street
Vancouver BC V6E 3X1

Attention:	Kevin Hisko
Fax:	604-687-7099
Email:	khisko@moisolicitors.com

Garvey Schubert Barer
Second & Seneca Building
1191 Second Avenue, 18th Floor
Seattle, Washington 98101-2939

Attention:	Peter Cancelmo
Fax:	206-464-0125
Email:	pcancelmo@gsblaw.com

If to the Agent addressed and sent to:

Haywood Securities Inc.
Brookfield Place
181 Bay Street, Suite 2910
Toronto, Ontario, M5J 2T3

Attention:	Lawrence Rhee
Fax:	416-507-2314
Email:	lrhee@haywood.com

with a copy (which shall not constitute notice) to:

Wildeboer Dellelce LLP
Suite 800, Wildeboer Dellelce Place
365 Bay Street
Toronto, Ontario M5H 2V1

Attention:	Robert Fonn
Fax:	416-361-1790
Email:	rfonn@wildlaw.ca

Dorsey & Whitney LLP
TD Canada Trust Tower
Brookfield Place
161 Bay Street, Suite 4310
Toronto, Ontario M5J 2S1

Attention:	Richard Raymer
Fax:	416-367-7388
Email:	raymer.richard@dorsey.com

or at such other address, email address or facsimile number as may be given by either of them to the other in writing from time to time and such notices or other communications shall be deemed to have been received when delivered or, if facsimile or email, on the next Business Day after such notice or other communication has been sent by facsimile or email (with receipt confirmed, in the case of delivery by facsimile).

Section 23    Counterpart Signature

This Agreement may be executed in one or more counterparts (including counterparts by facsimile or other electronic delivery) which, together, shall constitute an original copy hereof as of the date first noted above.

Section 24    Enforceability

To the extent permitted by applicable law, the invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

Section 25    Successors and Assigns

The terms and provisions of this Agreement will be binding upon and enure to the benefit of the Corporation and the Agent and its respective successors and assigns; provided that, except as otherwise provided in this Agreement, this Agreement will not be assignable by any party without the written consent of the others and any purported assignment without that consent will be invalid and of no force and effect.

Section 26    Time of the Essence

Time shall be of essence of this Agreement.

Section 27    Market Stabilization

In connection with the distribution of the Offered Units, the Agent may affect transactions which stabilize or maintain the market price of the Offered Units at levels other than those which might otherwise prevail in the open market, but in each case as permitted by applicable Canadian Securities Laws. Such stabilizing transactions, if any, may be discontinued by the Agent at any time.

Section 28    Further Assurances

Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning the same to the Agent upon which this letter as so accepted shall constitute an agreement among us.

Yours truly,

HAYWOOD SECURITIES INC.

Per:
Authorized Signing Officer

The foregoing is hereby accepted and agreed to by the undersigned as of the date first written above.

COHBAR, INC.

Per:
Authorized Signing Officer

SCHEDULE “A”

FORM OF LOCK-UP AGREEMENT

180 Day Lock-Up Agreement

                    , 2014

Haywood Securities Inc.

181 Bay Street, Suite 2901

Toronto, Ontario, M5J 2T3

CohBar, Inc.

2265 East Foothill Blvd.

Pasadena, CA 91107

Dear Sirs:

The undersigned refers to the initial public offering of units (the “Offering”) consisting of shares of common stock (“Shares”) of CohBar, Inc. (the “Corporation”) and warrants to purchase Shares of the Corporation pursuant to a fully marketed long form prospectus offering sold in Canada on a commercially reasonable efforts, minimum offering basis by Haywood Securities Inc. (the “Agent”). This Lock-Up Agreement is being entered into pursuant to the engagement letter between the Corporation and the Agent dated August 26, 2014 (the “Engagement Letter”).

The undersigned is a director, officer or senior management of the Corporation or is a holder of record or beneficial holder of more than 5% of the issued and outstanding Shares (on an as converted to common stock basis) (collectively “CohBar Securities”). In consideration for the Agent acting as agent in connection with the Offering on the terms set out in the Engagement Letter, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Corporation and the Agent that, subject to the execution of an agency agreement between the Corporation and the Agent, and the closing of the Offering, the undersigned will not, directly or indirectly, without the prior written consent of the Agent (which consent may not be unreasonably withheld):

(i)	directly or indirectly, offer, sell, contract to sell, grant any option to purchase, make any short sale, or otherwise dispose of, or transfer, or enter into any derivative transaction in respect of, or announce any intention to do so; or

(ii)	enter into any transaction for any common or other equity shares of the Corporation, whether now owned or acquired after the date hereof and prior to the completion of the IPO, owned directly or indirectly, or under their control or direction, or with respect to which each has beneficial ownership, or enter into any transaction or arrangement that has the effect of transferring, in whole or in part, any of the economic consequences of ownership of common or other equity shares of the Company, whether any such transaction is to be settled by delivery of CohBar Securities or other securities, in cash or otherwise, in each case, during a period of 180 days commencing on the date of the closing of the Offering.

The foregoing paragraphs shall not apply with respect to tenders of CohBar Securities made in response to a bona fide third party take-over bid made to all holders of such CohBar Securities or any similar acquisition transaction, provided that, in the event that the take-over bid or acquisition is not completed, all CohBar Securities will remain subject to the restrictions contained in this Lock-Up Agreement;

This Lock-Up Agreement is not intended and shall not be construed to prohibit the conversion, exchange or exercise by the undersigned of CohBar Securities convertible into or exchangeable or exercisable for Shares. With respect to the Offering only, the undersigned waives any registration rights relating to registration under the United States Securities Act of 1933, as amended, of any CohBar Securities owned either of record or beneficially by the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request of the Corporation and the Agent, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. The undersigned also agrees and consents to the entry of stop transfer instructions with the Corporation’s transfer agent and registrar against the transfer of the undersigned’s CohBar Securities except in compliance with the foregoing restrictions.

Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned. This Lock-Up Agreement contains the entire agreement between the parties concerning the subject matter hereof, and all prior discussions, agreements, and statements are merged into this Lock-Up Agreement. This Lock-Up Agreement may be amended only in a written instrument signed by the party against whom enforcement of such amendment is sought.

The undersigned understands that the Corporation and the Agent will proceed with the Offering in reliance on this Lock-Up Agreement and the representation and warranties contained herein. The undersigned understands that, if the Engagement Letter (other than the provisions thereof which survive termination) shall expire or be terminated in accordance with its terms prior to the consummation of the Offering, this Lock-Up Agreement shall automatically terminate without further action on the part of the undersigned, the Agent or the Corporation and the undersigned shall immediately be released from all obligations under this Lock-Up Agreement.

This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns and shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

Yours Truly
By:
Name:
Title: